UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 28, 2011

Date of Report (date of earliest event reported)

NETFLIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Winchester Circle Los Gatos, CA 95032
(Address of principal executive office) (Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Senior Convertible Notes

As previously announced, on November 21, 2011, Netflix, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) to sell to one or more investment funds affiliated with Technology Crossover Ventures (collectively “TCV”) $200 million aggregate principal amount of Zero Coupon Senior Convertible Notes due 2018 (the “Notes”). On November 28, 2011, the transaction was completed and the Company issued the Notes.

The Company entered into an indenture, dated November 28, 2011, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”), relating to the issuance of the Notes. The Notes will not bear interest, except in certain circumstances specified in the Indenture. The Notes will mature on December 1, 2018, subject to earlier conversion or repurchase.

The initial conversion rate for the Notes is 11.6553 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $85.80 per share of Common Stock. Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date for the Notes.

The Notes are the Company’s general, unsecured obligations and are effectively subordinated to all of the Company’s existing and future secured debt, to the extent of the assets securing such debt, and are structurally subordinated to all liabilities of the Company’s subsidiaries, including trade payables. The Indenture does not limit the amount of indebtedness that the Company or any of its subsidiaries may incur.

Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes will have the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 120% of the principal amount thereof.

At any time following the six month anniversary of the closing date under the Indenture, the Company may elect to cause the conversion of the Notes into shares of the Company’s Common Stock when specified conditions are satisfied, including that the daily volume weighted average price of the Company’s Common Stock is equal to or greater than 130% of the then-applicable conversion price for at least 50 trading days (including the trading day immediately prior to the conversion date) during a 65 trading day period prior to the conversion date.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes under the Indenture:

•	the Company’s failure to pay when due the principal on any of the Notes at maturity, upon required repurchase, upon declaration or otherwise;

•	the Company’s failure to pay interest on any of the Notes for 30 days after the date when due;

•	the Company’s failure to give timely notice of a change of control (as defined in the indenture);

•	the Company’s failure to comply with its obligation to convert the Notes into shares of Common Stock upon exercise of a holder’s conversion right;

•

the Company’s failure to perform or observe any other covenants or agreement under the Notes or the Indenture governing the Notes and the Company fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure;

•

a default by the Company under any debt (as defined in the Indentures) that results in acceleration of such debt, or the failure to pay any such debt at maturity, in an aggregate principal amount in excess of $25 million, and such acceleration has not been rescinded or annulled within 30 days; and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

The Indenture includes customary covenants for convertible notes. In addition, the Indenture contains a covenant restricting the ability of the Company to pay cash dividends or to repurchase shares of its common stock, subject to certain exceptions.

The foregoing description of the Indenture and the Notes in this Current Report on Form 8-K is a summary only and is qualified in its entirety by reference to the Indenture and the related form of note, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with TCV (the “Registration Rights Agreement”), dated November 28, 2011. Under the Registration Rights Agreement, TCV has certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Notes (“Registrable Securities”). The Company will be obligated to file a shelf registration statement covering the resale of the Registrable Securities and will have the ability to suspend the distribution of Registrable Securities by TCV in certain circumstances, including during a black-out period under the Company’s insider trading policy.

The foregoing description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

As described in Item 1.01 and Item 2.03 of this Current Report on Form 8-K, which are incorporated herein by reference, the Company issued $200 million aggregate principal amount of Notes to TCV in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to TCV in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on the exemption from registration based in part on representations made by TCV.

The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are convertible into shares of Common Stock as described above.

Item 8.01    Other Events.

Wilson Sonsini Goodrich Rosati, Professional Corporation, counsel to the Company, issued an opinion to the Company on November 28, 2011 that shares of common stock registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-178091) have been validly issued, fully paid and non-assessable. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated November 28, 2011, by and between Netflix, Inc. and Wells Fargo Bank, National Association.

4.2	Form of Note for Netflix, Inc.’s Zero Coupon Senior Convertible Notes due 2018 (incorporated by reference to Exhibit 4.1 hereto).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Registration Rights Agreement, dated November 28, 2011, by and among Netflix, Inc., TCV VII, L.P., TCV VII(A), L.P. and TCV Member Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: November 28, 2011	By:	/s/ David Hyman
Name: David Hyman
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated November 28, 2011, by and between Netflix, Inc. and Wells Fargo Bank, National Association

4.2	Form of Note for Netflix, Inc.’s Zero Coupon Senior Convertible Notes due 2018 (incorporated by reference to Exhibit 4.1 hereto).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Registration Rights Agreement, dated November 28, 2011, by and among Netflix, Inc., TCV VII, L.P., TCV VII(A), L.P. and TCV Member Fund, L.P.